As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

The First of Long Island Corporation
(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

11-2672906

(I.R.S. Employer Identification No.)

10 Glen Head Road, Glen Head, New York 11545, (516) 671-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Michael N. Vittorio

President and Chief Executive Officer

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

John J. Gorman, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.10 par value per share(3)
Debt Securities(3)
Warrants(4).
Purchase Contracts(5)
Units(6)
Total	$150,000,000		$150,000,000	$15,105(7)

(1)	Information as to each class of security has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2)

Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $150,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)

Such indeterminate principal amount of debt securities or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to antidilution provisions.

(4)

Warrants may be sold separately or together with our debt securities or common stock. Includes an indeterminate number of our debt securities or shares of common stock to be issuable upon the exercise of warrants for such securities.

(5)

Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of our shares of common stock or debt securities at a future date or dates.

(6)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.
(7)

Pursuant to Rule 457(p), $5,087.72 has already been paid on a previously registered filing and is now being used to offset the Registration Fee of the current filing. The fee was paid in connection with $37,300,000 that remains unsold under File Number 333-190505 filed on August 9, 2013, and declared effective on August 23, 2013 (the “Prior Registration Statement”). Under the Prior Registration Statement, the registrant registered an aggregate amount of $75,000,000 of securities and paid an aggregate filing fee of $10,230 for the securities registered under the Prior Registration Statement. The securities from the Prior Registration Statement that are being relied upon for the offset under Rule 457(p) are immediately deemed deregistered upon the filing of this new registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2016

PROSPECTUS

$150,000,000

Common Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell from time to time up to $150 million of common stock; unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; purchase contracts; warrants to purchase other securities; and units consisting of any combination of the above securities. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol “FLIC.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 6 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2016.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information about The First of Long Island Corporation and the securities being registered, some of which may not apply to your securities;

•

a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the common stock, debt securities, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $150 million. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean The First of Long Island Corporation, and references to the “Bank” mean The First National Bank of Long Island.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)

Annual Report on Form 10-K	Year ended December 31, 2015

Quarterly Report on Form 10-Q (including any amendments thereto)	Quarter ended March 31, 2016

Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	April, 22, 2016; April 25, 2016; May 2, 2016; May 10, 2016

Portions of our proxy statement for the annual meeting of shareholders held on April 19, 2016 that have been incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015

March 15, 2016

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at:

Chief Accounting Officer

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

(516) 671-4900

In addition, we maintain a corporate website, www.fnbli.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements include statements of goals; intentions and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “would,” “should,” “could,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which may change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; fluctuations in the market price of our common stock; changes in interest rates; changes in deposit flows and in the demand for deposit and loan products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to retain key members of management; changes in legislation, regulation, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. We provide greater detail regarding some of these factors in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, including the section captioned “Risk Factors” of those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the Securities and Exchange Commission (“SEC”) from time to time.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement. We do not assume any obligation to revise forward-looking statements except as may be required by law.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

The First of Long Island Corporation was formed in 1984 to become the holding company for The First National Bank of Long Island. The Bank was organized in 1927 as a national banking association under the laws of the United States of America. We are a registered bank holding company under the Bank Holding Company Act of 1956. At March 31, 2016, we had total assets of $3.2 billion, total deposits of $2.6 billion and total shareholders’ equity of $260.4 million, and operated 44 branch locations in Nassau and Suffolk Counties, Long Island and the New York City boroughs of Queens and Manhattan.

The Bank has two wholly owned subsidiaries: The First of Long Island Agency, Inc., a licensed insurance agency under the laws of the State of New York; and FNY Service Corp., an investment company. The Bank and FNY Service Corp. jointly own another subsidiary, The First of Long Island REIT, Inc., a real estate investment trust. All of the financial operations of the Company are aggregated in one reportable operating segment. All revenues are attributed to and all long-lived assets are located in the United States. The Bank’s revenues are derived principally from interest on loans and investment securities, service charges and fees on deposit accounts and income from investment management and trust services.

The Bank has historically served the financial needs of privately owned businesses, professionals, consumers, public bodies and other organizations primarily in Nassau and Suffolk Counties, Long Island, New York and the boroughs of New York City. The Bank’s principal business consists of attracting business and consumer checking deposits, money market deposits, time deposits and savings deposits and investing those funds in commercial and residential mortgage loans, commercial loans, home equity loans, and investment securities.

The Bank’s loan portfolio is primarily comprised of loans to borrowers on Long Island and in the boroughs of New York City, and its real estate loans are principally secured by properties located in those geographic areas. The Bank’s investment securities portfolio is primarily comprised of direct obligations of the U.S. government and its agencies and highly rated obligations of states and political subdivisions. The Bank has an Investment Management Division that provides investment management, pension trust, personal trust, estate and custody services.

Our principal executive offices are located at 10 Glen Head Road, Glen Head, New York 11545, and our telephone number is (516) 671-4900.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011

Ratios of Earnings to Fixed Charges:
Excluding deposit interest	5.33	4.89	4.90	5.87	4.41	4.06
Including deposit interest	3.14	2.95	2.87	3.10	2.53	2.35

For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings and one-third of rent expense, which approximates the interest component of rent expense. In addition, where indicated, fixed charges includes interest on deposits. A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things: financing possible acquisitions of branches, fee-based businesses or other financial institutions; diversification into other banking-related businesses; extending credit to, or funding investments in, our subsidiaries; repaying, reducing or refinancing indebtedness; or repurchasing our outstanding common stock.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

REGULATION AND SUPERVISION

As a registered bank holding company, we are regulated under the Bank Holding Company Act of 1956, as amended (“BHC Act”), and subject to inspection, examination and supervision by the Federal Reserve Board. In general, the BHC Act limits the business of bank holding companies to banking, managing or controlling banks, performing servicing activities for subsidiaries, and engaging in activities that the Federal Reserve has determined, by order or regulation, are so closely related to banking as to be a proper incident thereto under the BHC Act. The Corporation is also subject to the disclosure and regulatory requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as administered by the Securities and Exchange Commission (“SEC”). Our common stock is listed on the Capital Market tier of the Nasdaq Stock Market (“Nasdaq”) under the symbol “FLIC” and is subject to Nasdaq rules for listed companies.

As a national bank, the Bank is subject to regulation and examination by the Office of the Comptroller of the Currency (“OCC”), as well as the Federal Deposit Insurance Corporation (“FDIC”). Insured banks, such as the Bank, are subject to extensive regulation of many aspects of their business. These regulations relate to, among other things: (i) the nature and amount of loans that may be made by the Bank and the rates of interest that may be charged; (ii) types and amounts of other investments; (iii) branching; (iv) permissible activities; (v) capital requirements; and (vi) dealings with officers, directors and affiliates. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver; the issuance of a cease and desist order; the termination of deposit insurance; the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties; the issuance of directives to increase capital or restrict the payment of dividends and other distributions; the issuance of formal and informal agreements; the removal of or restrictions on directors, officers, employees and institution-affiliated parties; and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the OCC, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our shareholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2015, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Bank, rather than for the protection of security holders.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, debt securities, warrants, purchase contracts, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Common Stock

We are authorized to issue 40,000,000 shares of common stock, par value $0.10 per share. As of June 28, 2016, we had 15,590,694 shares of common stock outstanding. As of June 28, 2016, there were also outstanding 15,590,694 rights to purchase shares of common stock at a price of $50.00 per share and 196,561 stock options and 173,607 restricted stock units issued under our equity compensation plans.

Each share of common stock currently outstanding has the same relative rights as, and is identical in all respects to, each other share of common stock. However, our Board of Directors has the power to allot shares of common stock not already allotted to any class or series, and to fix or alter the dividend rate, redemption price, liquidation price, conversion rights and the sinking or purchase fund rights of shares of any class or series.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the Board of Directors out of funds legally available therefor, subject to the allotment of a class or series of common stock with a fixed dividend rate. Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Company is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends and other distributions either (1) out of surplus, so that our net assets remaining after such payment or distribution shall at least equal the amount of our stated capital, or (2) if we have no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that, if our capital is less than the aggregate amount of the stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we may not pay dividends out of such net profits until the deficiency in the amount of stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets shall have been remedied. If we issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to dividends.

Voting Rights

The holders of our common stock are generally entitled to one vote per share. Holders of our common stock are entitled to cumulate their votes in the election of directors. This means that, for the election of directors, each share is entitled to a number of votes equal to the number of directors to be elected, and the holder of that share may cast all of such votes for a single director or may distribute them among the nominees for election, or for any two or more of them as such holder sees fit.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution, subject to the allotment of a class or series of common stock with a fixed liquidation price.

No Preemptive Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares of any class of stock allotted or sold, or authorized after the date hereof, or to any obligations convertible into any class of the Company’s stock.

Redemption

The common stock is not subject to redemption, subject to the allotment of a class or series of common stock with a fixed redemption price.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Our Bylaws and Federal and State Law

Our certificate of incorporation and Bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions render the removal of our Board of Directors or management more difficult. The following discussion is qualified in its entirety by reference to our certificate of incorporation and Bylaws, both of which are on file with the SEC, and to the applicable provisions of Federal or state law.

Business Combinations Prohibited by Our Certificate of Incorporation

Our certificate of incorporation prohibits any merger or other business combination between us and any major shareholder unless:

●

the business combination was approved by our Board of Directors prior to the time the major shareholder that is involved in the business combination became a major shareholder and by at least 70% of our outstanding voting stock; or

●

the major shareholder involved in the business combination sought and obtained the unanimous prior approval of our Board of Directors to become a major shareholder and the business combination is approved by a majority of our continuing directors and by at least 70% of our outstanding voting stock; or

●	the business combination is approved by at least 70% of our continuing directors and by at least 70% of our outstanding voting stock; or

●

the business combination is approved by at least 70% of our outstanding voting stock and by at least 70% of our outstanding voting stock beneficially owned by shareholders other than any major shareholder.

We define “major shareholder” in our certificate of incorporation as a person (together with any affiliate, associate or any other person with whom this person is acting in concert) who beneficially owns, or has the right to acquire, at least 10% of our voting stock. We define a “continuing director,” as a director who (i) was a director before the major shareholder became a major shareholder or (ii) was designated as a continuing director by existing continuing directors before that director is elected to the Board.

New York Business Corporation Law Restrictions on Business Combinations

In addition, we are subject to Section 912 of the New York Business Corporation Law, which regulates, subject to some exceptions, acquisitions of New York corporations. In general, Section 912 prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date the person becomes an interested shareholder, unless:

●	our Board of Directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;

●

the holders of a majority of our outstanding voting stock not beneficially owned by the interested shareholder approved the business combination at a meeting called for that purpose no earlier than five years after the interested shareholder attained this status; or

●	the business combination meets certain valuation requirements.

Section 912 defines a “business combination” to include, among others:

●	any merger or consolidation involving us and the interested shareholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of 10% or more of our assets;

●	the issuance or transfer by us of 5% or more of our outstanding stock to the interested shareholder, subject to certain exceptions;

●	the adoption of any plan or proposal for our liquidation or dissolution pursuant to any agreement with the interested shareholder;

●	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholder; and

●	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us except proportionately as a shareholder.

In general, Section 912 defines an “interested shareholder” as any shareholder who beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a corporation, or who is an affiliate or associate of such corporation and at any time within the five-year period prior to the time of determination of interested shareholder status did own 20% or more of the then outstanding voting stock of the corporation.

Bank Holding Company Act Restrictions on Acquisitions

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Amendment of Certificate of Incorporation and Bylaws

Amendment of our certificate of incorporation generally requires the affirmative vote of 70% of our outstanding voting stock, but amendment of the provision with respect to business combinations discussed above requires (i) approval by at least 70% of our outstanding voting stock and (ii) approval by at least 70% of our outstanding voting stock beneficially owned by shareholders other than any major shareholder. The Board of Directors has the power to amend our Bylaws without shareholder approval.

Classified Board of Directors

Our Board of Directors is divided into two classes, with directors serving terms of two years each. This structure makes it more difficult for a shareholder to replace directors through the election process, and requires two full elections to replace the entire Board of Directors.

Restrictions on Removal of Directors; Filling of Vacancies

Directors may only be removed for “cause.” Our Certificate of Incorporation defines “cause” as either (i) a felony conviction no longer subject to appeal, (ii) a final adjudication of negligent or improper conduct in the performance of the director’s duty to the Company, or (iii) a final order of removal from office no longer subject to review, duly issued by the appropriate federal banking agency. Furthermore, our Certificate of Incorporation provides that any vacancy, whether created by death, retirement, resignation, removal for cause or increase in the number of directors, shall be filled by the majority vote of the remaining directors until the next meeting of shareholders at which the election of directors is in the regular order of business.

Restrictions on the Calling of Special Meetings of Shareholders

Our Bylaws provide that special meetings of the shareholders may only be called by the President of the Company or by the Board of Directors. This provision prevents shareholders from calling meetings, including for the removal of directors.

Designation Rights of Common Stock

Our Board has the right to allot shares of common stock, and pursuant to the laws of the State of New York, the Board has the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. Since our incorporation in 1984, we have issued only one class of common stock, and do not expect to allot any shares of common stock with rights different from those of our outstanding common stock.

Shareholder Protection Rights Plan

In 2006, we adopted a shareholder protection rights plan (the “Plan”). We distributed one right (the “Rights”) for each share of common stock outstanding. In the absence of the triggering events described below, the Rights are attached to the common stock and are not exercisable. Our Board set an exercise price of $150, which was adjusted to $75 and then to $50 following stock splits in 2007 and 2014, respectively.

The Rights become exercisable following the earlier of (1) the tenth business day, or such later date as our Board may decide, after a person or group commences a tender offer that would result in that person or group holding a total of 20% or more of our common stock, or (2) ten business days after, or such earlier or later date as our Board may decide, the announcement by us that a person or group has acquired 20% or more of the outstanding common stock.

Upon becoming exercisable, each Right will entitle the holder to purchase that number of shares of common stock having a market value of twice the exercise price. Also, if any person acquires 20% or more of the outstanding common stock, the Board can require that, in lieu of exercise, each outstanding Right be exchanged for one share of common stock. The Plan also has a flip over provision that permits holders of rights other than the person or group acquiring 20% or more to acquire equity interests in any acquisition entity that might be used for a merger with us.

Our Board may redeem the Rights at a price of $0.01 per Right at any time prior to our announcement that any person or group has acquired 20% or more of our common stock. The Plan and Rights will expire August 1, 2016, and the Board does not currently intend to renew the Plan upon its expiration.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to in this section as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this Section as the “subordinated indenture.” The senior indenture and the subordinated indenture are referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.” The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures. We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and depositors of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following (Section 301):

●	the form and title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

●	the principal amount of the debt securities;

●	the minimum denominations and integral multiples in excess thereof in which the debt securities will be issued;

●	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

●	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

●	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

●	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

●	the date or dates on which the debt securities will be issued and payable, and the principal, and premium, if any, of the debt securities;

●	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

●	any mandatory or optional redemption provisions;

●

the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures – Events of Default and Remedies”;

●	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

●	any restriction or other provision with respect to the transfer or exchange of the debt securities;

●	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

●	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement (Section 1401 of the subordinated indenture).

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

●	be unsecured;

●	have an average maturity of at least five years;

●	be subordinated in right of payment;

●	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

●	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

●

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures, by way of a supplemental indenture.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

●	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

●	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

●	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures (Sections 801 and 802).

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

●	failure to pay interest on any debt security of that series for 30 consecutive days;

●	failure to pay the principal of or any premium on any debt security of that series when due;

●

subject to certain exceptions, failure to perform any other covenant in the indenture, other than a default in a covenant the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

●	our bankruptcy, insolvency or reorganization; or

●	any other Event of Default included in any indenture or supplemental indenture (Section 501).

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration (Section 502).

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or the series of debt securities (Section 507). The trustee may require security and indemnity satisfactory to it before it enforces the indenture or such series of debt securities (Section 603). Subject to certain limitations, the holders of a majority of the principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee (Section 512). The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders (Section 602).

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent (Section 902).

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as (Section 901):

●	curing ambiguities or correcting defects or inconsistencies;

●	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

●	providing for a successor trustee;

●	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”; or

●	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities, or a combination thereof, to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates (Section 1302).

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority in aggregate principal amount of such series at any time (Section 610).

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise (Section 613).

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date (Section 703).

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action (Section 102).

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 or integral multiples in excess thereof (Section 302). You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange (Section 305).

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities,” for the procedures for transfer of interests in securities held in global form.

Description of Warrants

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the debt securities or common stock purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities or common stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	United States federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

GLOBAL SECURITIES

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement or other applicable security. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

●

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

●

we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, warrant agreement, or other security that the global security will be exchangeable for definitive securities in registered form; or

●

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture, warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of The First of Long Island Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of The First of Long Island Corporation’s internal control over financial reporting as of December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee	$15,105
Listing fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Blue Sky expenses	*
Printing	*
Trustee’s expenses	*
Fees of rating agencies	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	$15,105

__________________________

*	These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Article VIII of the Company’s bylaws provides as follows:

Section 1.  Indemnification.  Any person who at any time shall serve or shall have served as a director or officer of the Corporation, including any such director or officer who, at the request of the Corporation, shall serve or shall have served any other Corporation, association, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, employee, or in any other capacity, and the heirs, executors and administrators of such person, shall be indemnified by the Corporation in accordance with and to the fullest extent permitted by New York law, including the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended. This right of indemnification shall include the right of a director or officer to receive payment from the Corporation for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified. The foregoing rights of indemnification, reimbursement and advancement shall not be exclusive of other rights to which such person may be entitled.

Section 2.  Contract with the Corporation.  The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in any such capacity at any time while this Article VIII and the relevant provisions of New York law, as the same exists or may hereafter be amended, may be in existence; and any amendment of any such law or of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 3.  Liability Insurance.  The Corporation shall have the power, to the fullest extent permitted by New York law, as the same exists or may hereafter be amended, to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such whether or not the Corporation would have the power to indemnify him or her against any such liability under the provisions of this Article VIII.

Article Sixth, Section 6 of the Company’s certificate of incorporation provides as follows:

Section 6.  No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the New York Business Corporation Law as the same exists or may hereafter be amended.  Any repeal or modification of the foregoing provision by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Item 16. Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

1.1	Form of Underwriting Agreement of Equity Securities*

1.2	Form of Underwriting Agreement of Debt Securities*

3(i)	Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3(i) of Registrant’s Form 10-K filed March 29, 1999)

3(ii)	Bylaws, as amended (incorporated by reference to Exhibit 3(ii) of Registrant’s Form 8-K filed August 21, 2015)

3(iii)	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3(i) of Registrant’s Form 10-Q filed May 12, 2014)

4.1

Amended and Restated Shareholder Protection Rights Agreement dated as of August 1, 2006, between The First of Long Island Corporation and Continental Stock Transfer & Trust Company (successor appointee, effective December 15, 2014), as Rights Agent (incorporated by reference to Exhibit 4.1 of Registrant’s Form 8-K filed July 21, 2006)

4.2	Form of Indenture for Senior Debt Securities (including form of Note)

4.3	Form of Indenture for Subordinated Debt Securities (including form of Note)

4.4	Form of Purchase Contract Agreement*

4.5	Form of Warrant Agreement (including Form of Warrant Certificate)*

4.6	Form of Unit Agreement*

5.1	Opinion of Luse Gorman, PC

8.1	Opinion of counsel as to certain federal income tax matters*

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of this filing)

25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities

25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities

________________________

*	To be filed by amendment or incorporated by reference to a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Glen Head, County of Nassau, State of New York, on June 30, 2016.

THE FIRST OF LONG ISLAND CORPORATION

By:	/s/ Michael N. Vittorio
Michael N. Vittorio President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of The First of Long Island Corporation (the “Company”), hereby severally constitute and appoint Michael N. Vittorio and Mark D. Curtis as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael N. Vittorio and Mark D. Curtis may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3 relating to the offering of the Company’s securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Michael N. Vittorio and Mark D. Curtis shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael N. Vittorio	President, Chief Executive Officer and	June 30, 2016
Michael N. Vittorio	Director
(Principal Executive Officer)

/s/ Mark D. Curtis	Executive Vice President, Chief	June 30, 2016
Mark D. Curtis	Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Walter C. Teagle III	Non-Executive Chairman of the Board	June 30, 2016
Walter C. Teagle III

/s/ Paul T. Canarick	Director	June 30, 2016
Paul T. Canarick

/s/ Alexander L. Cover	Director	June 30, 2016
Alexander L. Cover

/s/ Howard Thomas Hogan Jr.	Director	June 30, 2016
Howard Thomas Hogan Jr.

/s/ John T. Lane	Director	June 30, 2016
John T. Lane

/s/ Stephen V. Murphy	Director	June 30, 2016
Stephen V. Murphy

/s/ Peter Quick	Director	June 30, 2016
Peter Quick

/s/ Milbrey Rennie Taylor	Director	June 30, 2016
Milbrey Rennie Taylor

/s/ Eric J. Tveter	Director	June 30, 2016
Eric J. Tveter

EXHIBIT INDEX

4.2	Form of Indenture for Senior Debt Securities (including form of Note)

4.3	Form of Indenture for Subordinated Debt Securities (including form of Note)

5.1	Opinion of Luse Gorman, PC

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of filing)

25.1	Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities

25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities